LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know

all by these presents, that the undersigned hereby makes, constitutes and appoints Gregg A. Linn as the undersigned's true and lawful

attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:



(1)	prepare, execute, acknowledge, deliver and file Forms 4 and 5

(including any amendments thereto) with respect to the securities of Vital
Living, Inc., a Nevada corporation (the "Company"), with the United
States
Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under
Section 16(a) of
the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the
"Exchange Act");


(2)	seek or obtain, as the undersigned's
representative and on the
undersigned's behalf, information on
transactions in the Company's
securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

(3)	perform
any and all other acts
which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)	this

Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;


(2)	any documents prepared and/or executed by such
attorney-in-fact on
behalf of the undersigned pursuant to this Limited
Power of Attorney will
be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;


(3)	neither the Company nor such
attorney-in-fact assumes (i) any
liability for the undersigned's
responsibility to comply with the
requirement of the Exchange Act, (ii)
any liability of the undersigned for
any failure to comply with such
requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4)	this Limited Power of Attorney does not
relieve the undersigned
from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.


The undersigned
hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.


This Limited
Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 12th day of December, 2005.


/s/ Michael Ashton
Signature

Michael Ashton
Print Name